EXHIBIT 99.1

Amphenol

News Release

World Headquarters

358 Hall Avenue

P. O. Box 5030

Wallingford, CT 06492-7530

Telephone (203) 265-8900

FOR IMMEDIATE RELEASE

For Further Information:
Diana G. Reardon
Senior Vice President and
Chief Financial Officer
203/265-8630
www.amphenol.com

AMPHENOL ANNOUNCES

FOURTH QUARTER 2008 DIVIDEND PAYMENT

Wallingford, Connecticut.  October 24, 2008.  Amphenol Corporation (NYSE-APH) announced today that its Board of Directors has approved a continuing quarterly dividend on its Common Stock in the amount of $.015 per share.  The Company will pay its fourth quarter dividend for 2008 on or about January 7, 2009 to shareholders of record as of December 17, 2008.

Amphenol Corporation is one of the world’s leading producers of electronic and fiber optic connectors, cable and interconnect systems.  Amphenol products are engineered and manufactured in the Americas, Europe and Asia and sold by a worldwide sales and marketing organization.  Amphenol has a diversified presence as a leader in high growth segments of the interconnect market including:  Military, Commercial Aerospace, Automotive, Broadband Communication, Industrial, Information Technology and Data Communications Equipment, Mobile Devices and Wireless Infrastructure.